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                                  ORAVAX, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy ballot. There is an issue related to the Company that requires your immediate attention and approval. This issue is discussed in detail in the enclosed Prospectus/Proxy Statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders to be
held on       , 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

OraVax, Inc.
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                                    ORAVAX, INC.
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                SPECIAL MEETING OF STOCKHOLDERS --            , 1999

P    Those signing on the reverse side, revoking any prior proxies, hereby
R    appoint(s) Lance K. Gordon, Brigid A. Makes and John M. Westcott, Jr., or
O    each or either of them with full power of substitution, as proxies for
X    those signing on the reverse side to act and vote all shares of stock of
Y OraVax, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the
     Company to be held on             , 1999 and at any adjournments thereof as
     indicated upon all matters referred to on the reverse side and described in the Prospectus/Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

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
           HAS YOUR ADDRESS CHANGED?                            DO YOU HAVE ANY COMMENTS?
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CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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[X] Please mark votes as in this example. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote FOR the approval of the Merger
Agreement. A vote FOR the approval of the Merger Agreement is recommended by the
Board of Directors.

Adoption of the Restated Plan and Agreement of Acquisition, as amended, dated as of November 10, 1998, among OraVax, Inc., Peptide Therapeutics Group plc and Peach Acquisition Corp.

            _____ For           _____ Against           _____ Abstain

                                           Mark box at right if comments or
                                           address change have
                                           been made on the reverse side of this
                                           card. / /

                                           PLEASE VOTE, DATE AND SIGN BELOW AND
                                           RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                                           Please sign this proxy exactly as
                                           your name appears hereon. Joint
                                           owners should each sign personally.
                                           Trustees and other fiduciaries should
                                           indicate the capacity in which they
                                           sign. If a corporation or
                                           partnership, the signature should be
                                           that of an authorized officer who
                                           should state his or her title.

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
Signature:                                   Date:

Signature:                                   Date:
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